As filed with the Securities and Exchange Commission on May 22, 2018

Registration No. 333-
_____________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
VERONA PHARMA PLC
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

United Kingdom	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 More London Riverside
London SE1 2RE UK
Tel: +44 203 283 4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
10 E. 40th Street, 10th floor
New York, New York 10016
+1 800 221 0102

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos Nathan Ajiashvili Latham & Watkins LLP 200 Clarendon Street Boston, Massachusetts 02116 +1 617 948 6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.☐
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, nominal value £0.05 per share (5)	(1)(2)
Warrants	(1)
Units	(1)
Total	$200,000,000 (3)	$24,900(4)

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(2)	Includes rights to acquire ordinary shares of the Company under any shareholder rights plan then in effect, if applicable, under the terms of any such plan.
(3)
Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for ordinary shares that are issued upon conversion of debt securities, or upon exercise of ordinary share warrants registered hereunder. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $200.0 million.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(5)
Ordinary shares may be in the form of American Depositary Shares. American Depositary Shares issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-217353). Each American Depositary Share represents the right to receive eight ordinary shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 22, 2018.

PROSPECTUS

$200,000,000
Ordinary Shares
(including Ordinary Shares in the form of American Depositary Shares)
Warrants
Units
We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings, including ordinary shares in the form of American Depositary Shares, or ADSs. This prospectus provides you with a general description of the securities.
Each time we offer and sell or otherwise dispose of the securities described in this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to the offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS concerning factors you should consider before investing in our securities.
Our ADSs are listed on The Nasdaq Global Market under the symbol “VRNA.” On May 16, 2018, the last reported sale price of our ADSs on The Nasdaq Global Market was $16.82 per ADS. Our ordinary shares are listed on AIM of the London Stock Exchange, or AIM, under the symbol “VRP.” On May 16, 2018, the last reported sale price of our ordinary shares on AIM was £1.55 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 22, 2018.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200 million in one or more offerings, as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. We have not authorized any other person to provide you with different information or to make any representation other than those contained or incorporated by reference in this prospectus. If any person provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
When we refer to “Verona,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Verona Pharma plc and, where relevant or appropriate, our consolidated subsidiaries, unless otherwise specified.

PRESENTATION OF FINANCIAL INFORMATION
We report under International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. None of the financial statements presented or incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in pounds sterling and in accordance with IFRS. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. All references in this prospectus to “$” and “U.S. dollars” mean U.S. dollars and all references to “£” and “GBP” mean pounds sterling, unless otherwise noted.

ABOUT THE COMPANY
We are a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapeutics for the treatment of respiratory diseases with significant unmet medical needs. Our product candidate, RPL554, is a first-in-class, inhaled, dual inhibitor of the enzymes phosphodiesterase 3 and 4 that acts as both a bronchodilator and an anti-inflammatory agent in a single compound. In our clinical trials of RPL554, treatment with RPL554 has been observed to result in statistically significant improvements in lung function as compared to placebo. Our clinical trials have also shown clinically meaningful and statistically significant improvements in lung function when RPL554 is added to commonly used short- and long-acting bronchodilators as compared to either bronchodilator administered as a single agent. We are developing RPL554 for the treatment of patients with chronic obstructive pulmonary disease and for the treatment of patients with cystic fibrosis. We believe RPL554, if approved, has the potential to become an important and novel treatment and standard of care for these patients. We may also explore, alone or with a collaborator, the development of RPL554 to treat asthma and other respiratory diseases.
Our principal executive offices are located at 3 More London Riverside, London SE1 2RE, United Kingdom. Our telephone number at this address is +44 203 283 4200.
Our website address is www.veronapharma.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering of our ADSs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our ADSs held by non-affiliates exceeds $700 million as of the end of the second quarter of the fiscal year, and (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.
Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, those referenced under the section titled “Risk Factors” in this prospectus. Forward-looking statements include, but are not limited to, statements about:

•	the development of RPL554, including statements regarding the expected initiation, timing, progress and availability of data from our clinical trials;

•	the potential attributes and benefit of RPL554 and its competitive position;

•	our ability to successfully commercialize RPL554, if approved;

•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

•	our ability to acquire or in license new product candidates;

•	potential collaborations;

•	the duration of our patent portfolio;

•	our expectations regarding the use of proceeds from this offering; and

•	other risk factors referenced under “Risk Factors” and included in the documents incorporated into this prospectus.
 Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.
 You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference into this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization on an actual basis as of March 31, 2018, derived from our financial statements incorporated by reference into this prospectus:

The financial data in the following table should be read in conjunction with our financial data and related notes incorporated by reference into this prospectus.

As of March 31, 2018
£'000s
Cash and cash equivalents	29,013
Derivative financial instrument	10,250
Equity:
Share capital	5,251
Share premium	118,862
Share-based payment reserve	6,041
Accumulated loss	(64,504)
Total equity	65,650
Total capitalization	75,900

The table above excludes:

•	9,618,304 ordinary shares issuable upon the exercise of share options outstanding as of March 31, 2018, at a weighted average exercise price of £1.52 per share;

•	1,325,626 ordinary shares issuable upon the vesting of restricted share units outstanding as of March 31, 2018;

•
2,460,395 ordinary shares reserved for future issuance under our 2017 Incentive Award Plan, or the 2017 Plan, and ordinary shares that may become available pursuant to provisions in the 2017 Plan that automatically increase the share reserve under the 2017 Plan, as of March 31, 2018; and

•	12,446,370 ordinary shares issuable upon the exercise of warrants outstanding as of March 31, 2018 at a weighted average exercise price of £1.72 per share.

PRICE HISTORY OF OUR ORDINARY SHARES AND ADSs
Our ordinary shares have been listed on AIM under the symbol “VRP” since September 19, 2006. Our ADSs have been listed on The Nasdaq Global Market, or Nasdaq, under the symbol “VRNA” since April 27, 2017. Prior to those dates, there was no public trading market for our ordinary shares or ADSs.
The following table sets forth for the periods indicated the high and low sales prices per ordinary share as reported on AIM:

	Price Per Ordinary Share (£)
	High	Low
Year Ended December 31,
2013	2.58	0.88
2014	2.18	0.53
2015	3.36	0.60
2016	2.16	1.19
2017	1.69	1.04
Quarter Ended
March 31, 2016	2.16	1.19
June 30, 2016	1.86	1.41
September 30, 2016	1.73	1.48
December 31, 2016	2.06	1.55
March 31, 2017	1.69	1.25
June 30, 2017	1.61	1.11
September 30, 2017	1.53	1.12
December 31, 2017	1.48	1.04
Month Ended
November 30, 2017	1.34	1.06
December 31, 2017	1.11	1.04
January 31, 2018	1.21	1.06
February 28, 2018	1.39	1.03
March 31, 2018	1.98	1.24
April 30, 2018	1.80	1.52
On May 16, 2018, the last reported sale price of our ordinary shares on AIM was £1.55 per share.

The following table sets forth for the periods indicated the high and low sales prices per ADS as reported on Nasdaq:

	Price Per ADS ($)
	High	Low
Year Ended December 31,
2017 (beginning April 27)	16.95	10.80
Quarter Ended
June 30, 2017 (beginning April 27)	16.26	11.40
September 30, 2017	16.95	11.54
December 31, 2017	15.75	10.80
Month Ended
November 30, 2017	14.13	10.80
December 31, 2017	12.10	11.30
January 31, 2018	13.25	12.21
February 28, 2018	15.03	11.69
March 31, 2018	20.97	14.17
April 30, 2018	21.00	16.30
On May 16, 2018, the last reported sale price of our ADSs on Nasdaq was $16.82 per ADS.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association and relevant provisions of English law. Because the following is only a summary, it does not contain all of the information that may be important to you. The summary includes certain references to and descriptions of material provisions of our articles of association and English law in effect as of the date of this prospectus. The summary below does not purport to be complete and is qualified in its entirety by reference to applicable English law and our articles of association.

General
We were incorporated as a public limited company with the legal name Isis Resources plc under the laws of England and Wales on February 24, 2005 with the company number 5375156. In September 2006, we acquired Rhinopharma Limited, a company incorporated under the laws of the province of British Columbia, Canada and changed our name to Verona Pharma plc. Our registered office is One Central Square, Cardiff, CF10 1FS. The principal legislation under which we operate and our shares are issued is the Companies Act 2006.
Share Capital
As of December 31, 2017 and April 30, 2018, our issued share capital was £5,251 thousand, comprised of 105,017,400 ordinary shares. The nominal value of our ordinary shares is £0.05 per share. Each issued ordinary share is fully paid.
History of Share Capital
Since January 1, 2015, our issued share capital has changed as provided below. Share numbers in this section reflect the 1-for-50 reverse share split that we effected on February 10, 2017.
On July 29, 2016, we issued 31,115,926 units, with each unit consisting of one ordinary share and a warrant to purchase 0.4 of an ordinary share, to certain new and existing investors for aggregate consideration of £44.7 million.
On February 10, 2017, we effected a 1-for-50 reverse share split of our ordinary shares.
On May 2, 2017, we issued 5,768,000 ADSs at a price per ADS of $13.50 and 1,255,001 ordinary shares at a price per share of £1.32 ($1.69). On the same day, as part of a private placement, we issued 254,099 shares at a a price per share of £1.32 ($1.69). On May 18, 2017, and May 26, 2017, we issued 692,385 ADSs and 41,353 ADSs, respectively, upon the exercise in part of the underwriters’ option to purchase additional ADSs. We received aggregate net proceeds of $80.5 million, after deducting underwriting discounts and commissions and offering expenses payable by us.
Options
We have established equity incentive plans pursuant to which we have issued options to purchase ordinary shares or ADSs and restricted share units to employees and directors. As of April 30, 2018, there were options to purchase 8,818,780 ordinary shares and 1,171,710 unvested restricted share units outstanding.
The table below summarizes our outstanding options to purchase ordinary shares or ADSs and unvested restricted share units as of April 30, 2018, that we have granted to our directors and our employees pursuant to our equity incentive plans. Options to purchase ordinary shares or ADSs and restricted share units granted under the Verona Pharma plc Unapproved Share Option Scheme, Verona Pharma plc EMI Option Scheme and Verona Pharma plc 2017 Incentive Award Plan have a term of ten years.

Options granted to employees and directors:

Share Options Granted Under the EMI Share Option Scheme
No of options	Exercise Price (£)	Expiry Date
49,998	1.75	5/15/2024
41,997	1.25	1/29/2025
39,999	2.5	6/1/2022
21,996	2	2/9/2026
19,998	7.5	6/1/2022
19,998	6	6/1/2022
19,998	5	6/1/2022

Share Options Granted Under the Unapproved Share Option Scheme
No of options	Exercise Price (£)	Expiry Date
676,664	1.8	8/3/2026
549,999	1.25	1/29/2025
300,000	2.04	9/26/2026
299,997	1.89	9/13/2026
159,999	2	7/29/2023
140,000	2	2/9/2026
109,998	1.75	5/15/2024
100,000	3.3	2/9/2026
79,992	2	4/15/2023
19,998	2	4/15/2019

Share Options Granted Under the 2017 Incentive Award Plan
No of options	Exercise Price (£)	Expiry Date
3,903,164	1.32	4/26/2027
2,008,319	1.46	3/8/2028
160,000	1.32	6/14/2027
19,997	1.525	5/25/2027
10,003	1.525	5/26/2027

Restricted Share Units Granted Under the 2017 Incentive Award Plan
No of options	Exercise Price (£)	Expiry Date
911,332	n/a	4/26/2027
260,378	n/a	3/8/2028

Options granted to third parties:

The table below summarizes our outstanding options to purchase ordinary shares as of April 30, 2018, that we have granted to third parties.

Share Options Granted Under the Unapproved Share Option Scheme
No of options	Exercise Price (£)	Expiry Date
66,666	1.75	8/6/2018

Articles of Association
Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable UK law.
Ordinary Shares
In accordance with the Articles, the following summarizes the rights of holders of our ordinary shares:

•	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

•	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and

•	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.
Registered Shares
We are required by the Companies Act 2006 to keep a register of our shareholders. Under English law, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Computershare Investor Services plc.
Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying our ADSs. For discussion on our ADSs and ADS holder rights see "Description of American Depository Shares" in this prospectus. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs as discussed in "Description of American Depository Shares" in this prospectus.
Under the Companies Act 2006, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We also are required by the Companies Act 2006 to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.
We, any of our shareholders or any other affected person may apply to the court for rectification of the share register if:

•	the name of any person, without sufficient cause, is wrongly entered in or omitted from our register of members; or

•
there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Preemptive Rights
English law generally provides shareholders with preemptive rights when new shares are issued for cash; however, it is possible for the articles of association, or shareholders in general meeting, to exclude preemptive rights. Such an exclusion of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the exclusion is contained in the articles of association, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution. In either case, this exclusion would need to be renewed by our shareholders upon its expiration (i.e., at least every five years). On July 22, 2016, our shareholders approved the exclusion of preemptive rights for a period of five years from the date of approval, which exclusion will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period). On February 8, 2017, our shareholders approved the exclusion of preemptive rights for the allotment of ordinary shares in connection with the listing of our ADSs on Nasdaq.
Shares and Rights Attaching to Them
Objects
The objects of our company are unrestricted.
Share Rights
Subject to any special rights attaching to shares already in issue, our shares may be issued with or have attached to them any preferred, deferred or other special rights or privileges or be subject to such restrictions as we may resolve by ordinary resolution of the shareholders or decision of our board.
Voting Rights
Without prejudice to any special rights, privileges or restrictions as to voting rights attached to any shares forming part of our share capital from time to time, the voting rights attaching to shares are as follows:

•	on a show of hands, every shareholder who (being an individual) is present in person and (being a corporation) is present by a duly authorized representative shall have one vote;

•
on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;

•
on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it; and

•	on a poll every shareholder who is present in person or by proxy shall have one vote for each share of which he is the holder.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded. Subject to the provisions of the Companies Act 2006, as described in "Differences in Corporate Law - Voting Rights" in this prospectus, a poll may be demanded by:

•	the chairman of the meeting;

•	at least five shareholders present in person or by proxy and entitled to vote;

•
any shareholder(s) present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders having the right to attend and vote at the meeting (excluding the shares held in treasury); or

•
any shareholder(s) present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sums paid up on all shares conferring that right (excluding the shares held in treasury).

Restrictions on Voting
No shareholder shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.
The board may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 days' notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on his shares.
Dividends
We may by ordinary resolution of shareholders declare dividends out of profits available for distribution in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. The board may from time to time pay shareholders such interim dividends as appear to the board to be justified by our profits and, if at any time, our share capital is divided into different classes the board may pay such interim dividends in respect of those shares which confer on the holders thereof deferred or non-preferential rights with regard to dividends.
Subject to any special rights attaching to or the terms of issue of any share, all dividends shall be declared and paid according to the amounts paid up on the shares and shall be apportioned and paid pro rata according to the amounts paid up on the shares during any part or parts of the period in respect of which the dividend is paid.
No dividend or other moneys payable by us on or in respect of any share shall bear interest against us. Any dividend unclaimed after a period of 12 years from the date such dividend became due for payment shall, if the Board so resolved, be forfeited and shall revert to us.
Dividends may be declared or paid in any currency and the board may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met, in relation to the currency of any dividend.
Any general meeting declaring a dividend may by ordinary resolution of shareholders, upon the recommendation of the board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets other than cash, and in particular of paid up shares or debentures of any other company. The directors may, if authorized by ordinary resolution of shareholders, offer any holders of ordinary shares the right to elect to receive in lieu of a dividend an allotment of ordinary shares credited as fully paid up, subject to such exclusions as the Board may deem necessary or desirable.
No shareholder shall be entitled to receive any dividend or other distribution in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

Change of Control
There is no specific provision in our articles of association that would have the effect of delaying, deferring or preventing a change of control.
Distributions on Winding Up
On a winding up, the liquidator may, with the consent by a special resolution of shareholders and any other resolution of the shareholders (excluding us to the extent we are a shareholder by virtue only of our holding of shares as treasury shares) in proportion to their shareholdings in specie or in kind or sanction of the court required by the Companies Act 2006 and/or the Insolvency Act 1986, divide amongst the shareholders the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may set such values as he deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholder. The liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability or potential liability.
Variation of Rights
All or any of the rights and restrictions attached to any class of shares issued may be altered, added to or revoked with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares held as treasury shares) or by special resolution passed at a separate general meeting of the holders of such shares, subject to the Companies Act 2006 and the terms of their issue. The Companies Act 2006 provides a right to object to the variation of the share capital by the shareholders who did not vote in favor of the variation. Should an aggregate of 15% of the shareholders of the issued shares in question apply to the court to have the variation cancelled, the variation shall have no effect unless and until it is confirmed by the court.
Alteration to Share Capital
We may, by ordinary resolution of shareholders, consolidate and divide all or any of our share capital into shares of larger amount than our existing shares, or sub-divide our shares or any of them into shares of a smaller amount. We may, by special resolution of shareholders, confirmed by the court, reduce our share capital or any capital redemption reserve or any share premium account in any manner authorized by the Companies Act 2006. We may redeem or purchase all or any of our shares as described in "-Other U.K. Law Considerations - Purchase of Own Shares."
Preemption Rights
In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares as described in "- Preemptive Rights" and "- Differences in Corporate Law - Preemptive Rights" in this prospectus.
Transfer of Shares
Any certificated shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other manner which is permitted by the Companies Act 2006 and approved by the board. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.
All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

The board may decline to register any transfer of any share:

•	which is not a fully paid share;

•	to a person known to be a minor, bankrupt or person who is mentally disordered or a patient for the purpose of any statute relating to mental health;

•	to an entity which is not a natural or legal person;

•
unless any written instrument of transfer, duly stamped, is lodged with us at our registered office or such other place as the board may appoint accompanied by the certificate for the shares to which it relates;

•
unless there is provided such evidence as the board may reasonably require to show the right of the transferor to make the transfer and if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so;

•	where the transfer is in respect of more than one class of share; and

•	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four.
If the board declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged, send to the transferee notice of the refusal, together with reasons for the refusal.
CREST
To be traded on AIM, securities must be able to be transferred and settled through the CREST system. CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The Articles of Association are consistent with CREST membership and, amongst other things, allow for the holding and transfer of shares in uncertificated form.
Shareholder Meetings
Annual General Meetings
In accordance with the Companies Act 2006, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the Companies Act 2006, as described in "- Differences in Corporate Law - Annual General Meeting" and "- Differences in Corporate Law - Notice of General Meetings" in this prospectus.
The arrangements for the calling of general meetings are described in "- Differences in Corporate Law - Notice of General Meetings" in this prospectus.
Quorum of General Meetings
No business shall be transacted at any general meeting unless a quorum is present. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Class Meetings
The provisions in the Articles of Association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:

•
the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class (excluding any shares held in treasury);

•	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every share of the class held by him; and

•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.
Directors
Number of Directors
We may not have less than two directors on the board of directors. We may, by ordinary resolution of the shareholders, vary the minimum and maximum number of directors from time to time.
Appointment of Directors
Subject to the provisions of the Articles of Association, we may, by ordinary resolution of the shareholders, elect any person to be a director, either to fill a casual vacancy or as an addition to the existing board. However, any person that is not a director retiring from the existing board must be recommended by a shareholder not less than seven and not more than 21 days before the day of the appointment in order to be eligible for election.
Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board has power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing board but so that the total number of directors does not exceed the maximum number fixed by or in accordance with the Articles of Association.
Any director appointed by the board will hold office only until the earlier to occur of the close of the next following annual general meeting and someone being appointed in his stead at that meeting. Such a director is eligible for re-election at that meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at such meeting.
Rotation of Directors
At every annual general meeting, one-third of the directors or, if their number is not a multiple of three, then the number nearest to and not exceeding one-third, shall retire from office.
The directors to retire on each occasion shall be those subject to retirement by rotation who have been longest in office since their last election, but as between persons who became or were re-elected directors on the same day those to retire shall (unless they otherwise agree amongst themselves) be determined by lot.
A director who retires at the annual general meeting shall be eligible for re-election.
The shareholders may, at the meeting at which a director retires, fill the vacated office by electing a person and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost.

Directors' Interests
The directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director shall not, save as otherwise agreed by him, be accountable to us for any benefit which he derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.
Subject to the requirements under sections 175, 177 and 182 of the Companies Act 2006, a director who is any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with us shall declare the nature of his interest at a meeting of the directors.
In the case of interests arising where a director is in any way, directly or indirectly, interested in (a) a proposed transaction or arrangement with us or (b) a transaction or arrangement that has been entered into by us and save as otherwise provided by the Articles of Association, such director shall not vote at a meeting of the board or of a committee of the board on any resolution concerning such matter in which he has a material interest (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, us) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

•
the resolution relates to the giving of any security, guarantee or indemnity to the director in respect of money lent or obligations incurred by the director at the request of or for the benefit of us or our subsidiaries;

•
the resolution relates to the giving to a third party of a security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which the director or a person connected with him has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

•
his interest arises by virtue of any offer of shares or debentures or other securities by us or our subsidiaries for subscription or purchase in which offer the director is or may be entitled to participate as a holder of securities or in the director is interested as a participant in the underwriting or sub-underwriting thereof;

•
the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares representing one per cent or more of any class of the equity share capital of such company or of the voting rights available to shareholder of such company;

•
the resolution relates in any way to an arrangement in whole or in part for the benefit of our employees or any employees of our subsidiaries which does not award him as such any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

•
the resolution relates to the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme or employees' share scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the U.K. tax authorities for taxation purposes and which does not award him any privilege or benefit not awarded to the employee to whom the scheme relates; or

•
the resolution relates in any way to the purchase or maintenance for the directors of insurance against any liability which by virtue of any rule of law would otherwise attach to all or any of them in respect of any negligence, default, breach of duty or breach of trust in relation to us or any of our subsidiaries.

A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

If a question arises at a meeting of the board or of a committee of the board as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by a majority of votes of the remaining directors present at the meeting or if there is an equality of votes, the Chairman shall have a second or casting vote and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.
Directors' Fees and Remuneration
Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board (or for the avoidance of doubt any duly authorized committee of the board) provided that the aggregate of all such fees so paid to directors shall not exceed £500,000 per annum, or such higher amount as may from time to time be determined by ordinary resolution of shareholders.
Each director may be paid his traveling, hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings or separate meetings of the holders class of shares or of debentures and shall be paid all expenses properly incurred by him in the conduct of our business or in the discharge of his duties as a director. Any director who, by request, performs special or extra services which in the opinion of the board go beyond the ordinary duties of a director may be paid such extra remuneration as the board may determine.
An executive director shall receive such remuneration as the board may determine, and either in addition to or in lieu of his remuneration as a director as detailed above.
Borrowing Powers
The board may exercise all the powers to borrow money and to mortgage or charge our undertaking, property and assets (present or future) and uncalled capital or any part thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of us or of any third party.
Indemnity
Every director, alternate director, other officer or auditor of our group may be indemnified against all costs, charges, expenses, losses and liabilities incurred by him in connection with any negligence, default, breach of duty or breach of trust by him in relation to us or in relation to the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to such members of our group.
Other U.K. Law Considerations
Notification of Voting Rights
A shareholder in a public company incorporated in the United Kingdom whose shares are admitted to trading on AIM is required pursuant to Rule 5 of the Disclosure and Transparency Rules of the U.K. Financial Conduct Authority to notify us of the percentage of his voting rights if the percentage of voting rights which he holds as a shareholder or through his direct or indirect holding of financial instruments (or a combination of such holdings) reaches, exceeds or falls below 3%, 4%, 5%, and each 1% threshold thereafter up to 100% as a result of an acquisition or disposal of shares or financial instruments.

Mandatory Purchases and Acquisitions
Pursuant to Sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act 2006 must, in general, be the same as the consideration that was available under the takeover offer.
Sell Out
The Companies Act 2006 also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.
Disclosure of Interest in Shares
Pursuant to Part 22 of the Companies Act 2006, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person's interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares.
Under the Articles of Association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or default shares within the prescribed period, the directors may by notice direct that:
§ in respect of the default shares, the relevant member shall not be entitled to attend or vote (either in person or by proxy) at any general meeting or of a general meeting of the holders of a class of shares or upon any poll or to exercise any right conferred by the default shares;
§ where the default shares represent at least 0.25% of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant member of any default shares may be registered (unless the member himself is not in default and the member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the default shares); and/or
§ any shares held by the relevant member in uncertificated form shall be converted into certificated form and that member shall not after that be entitled to convert all or any shares held by him into uncertificated form (unless the member himself is not in default as regards supplying the information required and the member proves to the satisfaction of the board that, after due and careful inquiry, the member is satisfied that none of the shares he is proposing to convert into uncertificated form is a default share).

Purchase of Own Shares
Under English law, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.
Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;

•	determine the maximum and minimum prices that may be paid for the shares; and

•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.
We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.
Distributions and Dividends
Under the Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company's profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.
It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•
if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers
As a public company incorporated in England and Wales with our registered office in England and Wales which has shares admitted to AIM, we are subject to the U.K. City Code on Takeovers and Mergers, or the City Code, which is issued and administered by the U.K. Panel on Takeovers and Mergers, or the Panel. The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:

•	acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or

•
who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights of our shares, and such persons, or any person acting in concert with him, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and depending on the circumstances, its concert parties, would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.
Differences in Corporate Law
The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the General Corporation Law of the State of Delaware relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware

Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors
Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors
Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by‑laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six‑month period following the company’s annual accounting reference date.
Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting	Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Shareholders holding at least 5% of the paid‑up capital of the company carrying voting rights at general meetings (excluding nay paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Notice of General Meetings
Under the Companies Act 2006, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.
Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Pre‑emptive Rights
Under the Companies Act 2006, “equity securities”, being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act 2006.

Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot
Under the Companies Act 2006, the directors of a company must not allot shares or grant of rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act 2006.

Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers
Under the Companies Act 2006, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is convicted); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

any breach of the director’s duty of loyalty to the corporation or its stockholders;

acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

any transaction from which the director derives an improper personal benefit.

Voting Rights
Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Shareholder Vote on Certain Transactions
The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

the approval of the board of directors; and

approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors
Under English law, a director owes various statutory and fiduciary duties to the company, including:

to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

to exercise independent judgment;

to exercise reasonable care, skill and diligence;

not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self‑interest, on a well‑informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break‑up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Stockholder Suits
Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Listing

Our ADSs are listed on The Nasdaq Global Market under the symbol “VRNA.” Our ordinary share are listed on AIM under the symbol “VRP”.

Transfer Agent and Registrar

Our share register is maintained by our registrar, Computershare Investor Services plc. The transfer agent and registrar for our ADSs is Citibank N.A.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our ordinary shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, or ordinary shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	certain United States federal income tax consequences and certain UK tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any general meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Verona.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations and certain UK tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
We are providing you with a summary description of the material terms of our ADSs and of the material rights of owners of our ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. We have registered 100,000,000 of our ADSs with the SEC under a registration statement on Form F-6 (file no. 333-217353), or the F-6 Registration Statement.
Citibank, N.A., or Citibank, has agreed to act as the depositary for our ADSs. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A., London Branch, located at 25 Canada Square, Canary Wharf, London, E14 5LB, United Kingdom.
We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of the F-6 registration statement. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov). Please refer to registration number 333-217353 when retrieving such copy.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, eight of our ordinary shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will, under the terms of the deposit agreement, be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system, or DRS). The DRS reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the DRS, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The DRS includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Other Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the ordinary shares deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deducting the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the ordinary shares on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of ordinary shares on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares
Whenever we make a free distribution of ordinary shares for the ordinary shares on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.
The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	we fail to deliver satisfactory documents to the depositary; or

•	it is not reasonably practicable to distribute the rights.
The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	we do not deliver satisfactory documents to the depositary; or

•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.
The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the ordinary shares on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares
The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of Verona.
If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable registration statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Ordinary Shares
Any ordinary shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs pursuant to our instruction.
The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and England and Wales legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

•	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;

•	you are duly authorized to deposit the ordinary shares;

•
the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement); and

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.
If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Ordinary Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian's offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and England and Wales considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except as a result of:

•
temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; and/or

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in "Description of Share Capital and Articles of Association - Articles of Association" in this prospectus.
At our request, the depositary will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder's ADSs as follows:

•
In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all ordinary held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

•
In the event of voting by poll, the depositary will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated herein). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.
Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fee
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares or upon a change in the ADS(s)-to-ordinary shares ratio), excluding ADS issuances as a result of distributions of ordinary shares
Up to $0.05 per ADS issued
Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS(s)-to-ordinary shares ratio)	Up to $0.05 per ADS cancelled
Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $0.05 per ADS held
Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $0.05 per ADS held
ADS Services	Up to $0.05 per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•
the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the expenses and charges incurred by the depositary in the conversion of foreign currency;

•	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

•	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.
ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.
In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act of 1933, as amended, or the Securities Act, or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
Termination
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with the termination of the deposit agreement, the depositary may, independently and without the need for any action by us, make available to holders a means to withdraw the ordinary shares and other deposited securities represented by their ADSs and to direct the deposit of such ordinary shares and other deposited securities into an unsponsored American depositary shares program established by the depositary, upon such terms and conditions as the depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the depositary.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Transmission of Notices, Reports and Proxy Soliciting Material
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to.

Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary's obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•
The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•
The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•
We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•
We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

•
We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•
We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
Pre-Release Transactions
Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions," and are entered into between the depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (e.g., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.

Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) is governed by the laws of England and Wales.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any ordinary shares will be listed on AIM and any ADSs will be listed on The Nasdaq Global Market, but any other securities may or may not be listed on a national or other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our securities, other than withholding tax requirements. There is no limitation imposed by English law or in our articles of association on the right of non-residents to hold or vote shares.

MATERIAL CHANGES
Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 and in our Form 6-Ks incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2017.
    EXPENSES
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.

SEC registration fee	$24,900
FINRA filing fee	$30,500
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Miscellaneous expenses	$(1)
Total	$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS
The validity of the warrants and units and certain other matters of U.S. law will be passed upon for us by Latham & Watkins LLP, New York, New York. The validity of our ordinary shares, including ordinary shares in the form of ADSs, and certain other matters of UK law will be passed upon for us by Latham & Watkins LLP, London, UK. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers LLP is 1 Embankment Place, London, WC2N 6RH, United Kingdom.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.
In addition, uncertainty exists as to whether the courts of England and Wales would:

•
recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
We have been advised by Latham & Watkins LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Latham & Watkins LLP that any final and conclusive monetary judgment for a definite sum obtained against us in U.S. courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•
England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•
the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

•	the judgment was not procured by fraud;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•
the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

•	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the U.S. securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.
Subject to the foregoing, investors in our securities may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on February 27, 2018.

•	The first sentence under “Information Contained in this Report on Form 6-K” in our Report on Form 6-K furnished with the SEC on April 18, 2018.

•
The Condensed Consolidated Interim Statement of Financial Position as of March 31, 2018, the Condensed Consolidated Interim Statement of Comprehensive Income for the Three Months Ended March 31, 2018, the Condensed Consolidated Interim Statement of Cash Flows for the Three Months Ended March 31, 2018, the Condensed Consolidated Interim Statement of Changes in Equity for the Three Months Ended March 31, 2018, and the Notes to the Consolidated Financial Statements for the Three Months Ended March 31, 2018, included in Exhibit 99.1 to our Report on Form 6-K furnished with the SEC on May 8, 2018.

•
The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 19, 2017, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Verona Pharma plc
3 More London Riverside
London SE1 2RE
United Kingdom
+44 203 283 4200

MATERIAL CONTRACTS
Our material contracts are described in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information; Incorporation by Reference ─ Incorporation by Reference” above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Members of the registrant’s board of directors and its officers have the benefit of the following indemnification provisions in the registrant’s articles of association:

Current and former members of the registrant’s board of directors or officers shall be reimbursed for:

(a) all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to the registrant, including any liability incurred in defending any criminal or civil proceedings; and

(b) expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company, or collectively the Statutes, arising in relation to the registrant or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.

In the case of current or former members of the registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company in which the court refuses to grant relief to the director.

In addition, members of the registrant’s board of directors and its officers who have received payment from the registrant under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.

The registrant has also entered into indemnification agreements with each member of its board of directors and its executive officers. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers with respect to any claims, actions and proceedings, whether civil, criminal or regulatory, or, collectively the Claims, and any losses, damages, penalties, liabilities, compensation or other awards arising in connection with an such Claims, arising out of, or in connection with, his or her service as a director or executive officer, subject to certain limitations. The registrant also maintains liability insurance for its directors and executive officers.

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Item 9. Exhibits.
(a) Exhibits

Incorporated by Reference to Filings Indicated
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Provided Herewith
1.1*	Form of Underwriting Agreement
4.1	Articles of Association, currently in effect	F-1	333-217124	3.1	4/3/2017
4.2*	Form of Warrant
4.3*	Form of Warrant Agreement
4.4*	Form of Unit Agreement
5.1	Opinion of Latham & Watkins LLP, U.S. counsel of the Registrant, as to the validity of the warrants					X
5.2	Opinion of Latham & Watkins, UK counsel of the Registrant, as to the validity of the ordinary shares					X
23.1	Consent of PricewaterhouseCoopers LLP					X
23.2	Consent of Latham & Watkins LLP, U.S. counsel of the Registrant (included in Exhibit 5.1)					X
23.3	Consent of Latham & Watkins LLP, UK counsel of the Registrant (included in Exhibit 5.2)					X
24.1	Powers of attorney (included on signature page to the registration statement)					X
* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

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Item 10. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, the United Kingdom on May 22, 2018.

VERONA PHARMA PLC

By:	/s/ Jan-Anders Karlsson
	Name:	Jan-Anders Karlsson
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jan-Anders Karlsson and Piers Morgan and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 22, 2018, in the capacities indicated:

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Name	Title

/s/ Jan-Anders Karlsson	Chief Executive Officer and Executive Director (Principal Executive Officer)
Jan-Anders Karlsson

/s/ Piers Morgan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Piers Morgan

/s/ David Ebsworth	Chairman of the Board of Directors
David Ebsworth

/s/ Ken Cunningham	Non-Executive Director
Ken Cunningham

/s/ Rishi Gupta	Non-Executive Director
Rishi Gupta

/s/ Mahendra G. Shah	Non-Executive Director
Mahendra G. Shah

/s/ Andrew Sinclair	Non-Executive Director
Andrew Sinclair

/s/ Vikas Sinha	Non-Executive Director
Vikas Sinha

/s/ Anders Ullman	Non-Executive Director
Anders Ullman

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of VERONA PHARMA PLC has signed this registration statement in New York, New York on May 22, 2018.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

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